EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-160486, 333-151686, 333-148041, 333-126306, 333-122708, 333-116449, 333-103622, 333-64246, 333-56576, 333-32666) of our report dated June 29, 2010, with respect to the consolidated financial statements of Selectica, Inc., included in the Annual Report (Form 10-K) for the two year period ended March 31, 2010.

/s/ Armanino McKenna LLP
San Ramon, California
June 29, 2010